UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

POWER SOLUTIONS INTERNATIONAL, INC.

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, Illinois 60191

June 14, 2024

Dear Fellow Stockholders:

On behalf of the Board of Directors and management, we cordially invite you to attend the 2024 Annual Meeting of Stockholders of Power Solutions International, Inc. (the “Company”) on Thursday, July 25, 2024, at 8:00 a.m. (Central Time) (the “Annual Meeting”). To facilitate broad stockholder attendance and provide a consistent experience to all stockholders, regardless of location, the Annual Meeting will be held virtually. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PSIX2024 and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or on any additional voting instructions accompanying these proxy materials. You will not be able to attend the Annual Meeting in person.

The proxy statement relates to the Company’s 2023 performance and compensation. The Board of Directors (the “Board”) and management continue to execute the Company’s business objectives and has implemented certain actions to position the Company for growth and continued positive financial results in the future. Details about the business to be conducted at the Annual Meeting and other information can be found in the attached proxy statement. As a stockholder of record, you will be asked to vote on three proposals.

Whether or not you plan to virtually attend the Annual Meeting, your vote is important. After reading the attached Notice, please submit your proxy or voting instructions promptly. We encourage you to vote your shares prior to the Annual Meeting.

On behalf of the Board and the management team, thank you for your continued support and interest in Power Solutions International, Inc.

Sincerely,

/s/ Jiwen Zhang
Jiwen Zhang
Chairman of the Board of Directors

Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, Illinois 60191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 25, 2024

To the Stockholders of Power Solutions International, Inc.:

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Power Solutions International, Inc., a Delaware corporation (the “Company,” “PSI,” “we,” “our” or “us”) will be held on Thursday, July 25, 2024, at 8:00 a.m. (Central Time). To facilitate broad stockholder attendance and participation and to provide a consistent experience to all stockholders, regardless of location, the Annual Meeting will be held virtually. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/PSIX2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”) and proxy statement, on your proxy card, or any additional voting instructions accompanying these proxy materials.

The Annual Meeting will be held for the following purposes:

1.	To elect the seven nominees named in this proxy statement to the Board to serve until the 2025 annual meeting of stockholders or until their respective successors are elected or appointed;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers; and

4.	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

These items of business, including the nominees for director, are more fully described in the proxy statement (the “proxy statement”) accompanying this notice.

The Board of Directors (the “Board”) has fixed the close of business on May 31, 2024, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Stockholders who hold shares in street name may vote through their brokers, banks or other nominees.

On or about June 14, 2024, the Company will mail to its stockholders the Notice containing instructions on how to access the proxy materials and vote on the matters described above.

Regardless of the number of shares you own and whether you plan to virtually attend the Annual Meeting, please vote. All stockholders of record can vote (i) over the Internet by accessing the Internet website specified on the enclosed proxy card or voting instruction form and following the instructions provided to you, (ii) by calling the toll-free telephone number specified on the enclosed proxy card or voting instruction form and following the instructions when prompted, (iii) by written proxy by signing and dating the enclosed proxy card and returning it, or (iv) by attending the Annual Meeting over the Internet, as described in the materials accompanying this notice. If you submit your proxy and then decide to virtually attend the Annual Meeting to vote your shares electronically, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

/s/ Jiwen Zhang
Jiwen Zhang
Chairman of the Board of Directors
June 14, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 25, 2024

This Notice of Annual Meeting, Proxy Statement and the Company’s 2023 Annual Report on Form 10-K are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

i

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Power Solutions International, Inc.

201 Mittel Drive

Wood Dale, Illinois 60191

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 25, 2024

This proxy statement and enclosed proxy card are being furnished to stockholders of record as of the close of business on May 31, 2024, in connection with the solicitation by the Board of the Company of proxies for use in voting at the Annual Meeting to be held on Thursday, July 25, 2024, at 8:00 a.m. (Central Time). To support the health and well-being of our employees, Board, stockholders and other meeting participants, and to facilitate broad stockholder attendance and provide a consistent experience to all stockholders, regardless of location, the Annual Meeting will once again be virtual. Stockholders may attend the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/PSIX2024, or at any and all adjournments or postponements thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders. You are receiving the proxy materials because the Board is seeking your permission (or proxy) to vote your shares at the Annual Meeting on your behalf. This proxy statement presents information that is intended to help you in reaching a decision on voting your shares of the Company’s common stock, par value $0.001 (the “Common Stock”).

QUESTIONS AND ANSWERS ABOUT

THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The Company has sent you these proxy materials because its Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on your proxy card or voting instruction form to vote over the telephone or through the Internet.

How do I attend the Annual Meeting?

The Annual Meeting will be held virtually, on Thursday, July 25, 2024, at 8:00 a.m. (Central Time). To participate in the Annual Meeting visit www.virtualshareholdermeeting.com/PSIX2024 using your desktop or mobile device and enter the control number included on your proxy card. Information on how to vote virtually at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on May 31, 2024, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. As of May 31, 2024, there were 22,975,739 shares of Common Stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, during normal business hours, a complete list of all stockholders on the record date will be available for examination by any stockholder at the Company’s offices at 201 Mittel Drive, Wood Dale, Illinois 60191. The list of stockholders will also be available electronically at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on May 31, 2024, your shares were registered directly in your name with PSI’s transfer agent, EQ Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote virtually at the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, the Company urges you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the Internet as instructed below to ensure your vote is counted. You are encouraged to vote your shares prior to the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on May 31, 2024, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your own name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. If you want to vote at the Annual Meeting, follow the instructions on the voting instruction form provided by your bank, brokerage firm, or dealer. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

What am I voting on?

There are three proposals scheduled for a vote at the Annual Meeting:

1.	To elect the seven nominees as named in this proxy statement to the Board to serve until the 2025 annual meeting of stockholders or until their respective successors are elected or appointed;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers; and

4.	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement thereof.

What are the recommendations of our Board?

Unless you give other instructions on your proxy card, or by telephone or on the Internet, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The recommendation of the Board is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of the seven nominees named in this proxy statement to the Board (see Proposal 1);

•	FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (see Proposal 2); and

•	FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers (see Proposal 3).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If you have submitted a proxy and any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How do I vote?

For Proposal 1, you may vote “FOR” or “AGAINST,” or abstain from voting for each of the nominees to the Board. For Proposal 2 and Proposal 3, you may vote “FOR” or “AGAINST” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote through the virtual meeting platform at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the Internet. To vote at the Annual Meeting, stockholders of record will need the 16-digit control number included on your Notice, proxy card or voting instruction form to log in to the virtual meeting platform at http://www.virtualshareholdermeeting.com/PSIX2024. Voting electronically online during the Annual Meeting will replace any previous votes. Whether or not you plan to attend the meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote virtually even if you have already voted by proxy.

The procedures for voting are as follows:

•	To vote virtually, log-in to the Annual Meeting and cast your vote through the virtual meeting platform.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to the Company before the Annual Meeting, the Company will vote your shares as you direct.

•

To vote by proxy over the telephone or the Internet, follow the instructions on the proxy card or voting instruction form you received. If voting by telephone or Internet prior to the Annual Meeting, your vote must be received by 11:59 p.m. (Eastern Time) on July 24, 2024 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or through the Internet as instructed by your broker or bank. To vote virtually at the Annual Meeting, follow the instructions on the voting instruction form provided by your bank or broker. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you owned at the close of business on May 31, 2024, the record date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or through the virtual meeting platform at the Annual Meeting, your shares will not be voted, and your shares will not count toward the establishment of a quorum for the meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the proposal is considered to be a “routine” matter.

See below under “What are broker non-votes?” for more information. At the Annual Meeting, only Proposal 2 is considered to be a routine matter. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposal 1and Proposal 3 but may vote your shares on Proposal 2.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Chief Financial Officer (“CFO”) at 201 Mittel Drive, Wood Dale, Illinois 60191.

•

You may attend the Annual Meeting and vote virtually. Simply attending the meeting will not, by itself, revoke your proxy. Your most recent proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank for changing your vote.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 14, 2025 to the Company’s CFO at 201 Mittel Drive, Wood Dale, Illinois 60191. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

If you wish to submit a proposal to be acted on at next year’s annual meeting but not included in next year’s proxy materials, or if you wish to nominate a director, you must provide written notice as required by the Company’s Amended and Restated Bylaws (the “Bylaws”) no later than the close of business on April 28, 2025 to the Company’s CFO at 201 Mittel Drive, Wood Dale, Illinois 60191. If next year’s annual meeting is called for a date that is before June 25, 2025 or after August 24, 2025, written notice of such proposal or nomination must be provided to the Company’s CFO at 201 Mittel Drive, Wood Dale, Illinois 60191, no later than the close of business on the 10th day following the day on which public announcement of the date of next year’s annual meeting is first made by the Company. Additionally, any nominations of directors must comply with the newly enacted universal proxy rules contained in Rule 14a-19. Please note that the notice requirements under Rule 14a-19 are in addition to the applicable notice requirements under the advance notice provisions of our Bylaws as described above.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1, Proposal 2, and Proposal 3, votes “FOR,” “AGAINST,” abstentions, and, if applicable, broker non-votes. Broker non-votes, if applicable, will have no effect on the outcome of the proposals. Abstentions will not be counted towards the vote total for Proposal 1, and thus, will have no effect on the outcome of such proposal. For Proposal 2, and Proposal 3, abstentions will have the same effect as a vote “AGAINST” such proposals.

What are “broker non-votes”?

Your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. Proposal 1 and Proposal 3 will be considered non-discretionary, and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a “broker non-vote.” Because banks, brokers and nominees are permitted to vote uninstructed shares on Proposal 2, broker non-votes will be counted for the purpose of determining the existence of a quorum at the Annual Meeting but will not count for purposes of determining the number of votes cast on Proposal 1 or 3. You should instruct your broker to vote your shares in accordance with directions you provide.

How many votes are needed to approve each proposal?

•

For Proposal 1, the election of directors, the seven nominees named in this proxy statement for director receiving a majority of the votes cast (from the holders of shares present or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “FOR” and “AGAINST” will affect the outcome. Abstentions and broker non-votes will have no effect on this proposal.

•

To be approved, Proposal 2, the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, must receive “FOR” votes from a majority of the holders of the shares present or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “AGAINST” for this proposal. There will be no broker non-votes with respect to this proposal, as it is a routine item.

•

To be approved, Proposal 3, the approval, on a non-binding advisory vote on compensation of the Company’s named executive officers, must receive “FOR” votes from a majority of the holders of the shares present or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote “AGAINST,” and broker non-votes will have no effect on the outcome of this proposal. Although the advisory vote to approve the compensation of the Company’s named executive officers is non-binding, the Board will review the result of the vote and will take it into account in making a determination of the named executive officer compensation in the future.

What is the quorum requirement?

Holders of a majority of voting power of the Company’s issued and outstanding shares entitled to vote at the Annual Meeting, present virtually or represented by proxy, constitute a quorum. In the absence of a quorum, the holders of a majority of the voting power of stock entitled to vote at the Annual Meeting, present virtually or represented by proxy, will have the power to adjourn the Annual Meeting to another date, time or place (if any). Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote virtually at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K (a “Form 8-K”) that the Company expects to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If final voting results are not available to the Company in time to file a Form 8-K within four business days after the meeting, the Company intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to the Company, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 14, 2024, as amended on Form 10-K/A filed with the SEC on April 29, 2024 (the “Annual Report”) are available on www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has nominated the seven individuals listed below to stand for election to the Board for a one-year term ending at the annual meeting of stockholders in 2025 or until their successors, if any, are elected or appointed. The Company’s Certificate of Incorporation and Bylaws provide for the annual election of directors. Each director must receive the affirmative vote of a majority of the votes cast to be elected (i.e., the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). Unless contrary instructions are given, the shares represented by your proxy will be voted “FOR” the election of all director nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following table and biographical summaries set forth, with respect to each nominee for director, his committee membership, his age, the year in which he first became a director of the Company, and whether or not Weichai America Corp. (“Weichai America”), a wholly owned subsidiary of Weichai Power Co., Ltd. (“Weichai Power”) (herein together referred to as “Weichai”) designated such director to serve on the Board pursuant to the Investor Rights Agreement, entered into by the Company and Weichai (as discussed in the “Related Person Transactions” section in this proxy statement).

Name	Position	Committee	Age	Director Since	Weichai Designee
Jiwen Zhang	Chairman of the Board	Strategic (Chair)	53	2023	Yes
Kui Jiang	Director	Compensation; Nominating (Chair)	60	2024	Yes
Frank P. Simpkins	Director	Audit (Chair); Nominating; Strategic	61	2017	No
Kenneth W. Landini	Director	Audit	67	2001	No
Hong He	Director	Audit; Compensation (Chair)	55	2019	No
Gengsheng Zhang	Director	Nominating; Strategic	56	2022	Yes
Fuzhang Yu	Director	Compensation	37	2023	Yes

Below are the biographies for our director nominees, including information concerning their specific experiences, qualifications, attributes and skills that led the Board to conclude that the nominee should serve on the Board as of May 31, 2024:

DIRECTORS

Jiwen Zhang	Age: 53	Chairman of the Board PSI Committee:
• Strategic (Chair)

Biography: Mr. Jiwen Zhang has served as a Director of the Company and Chairman of the Board since March 29, 2023. Mr. Jiwen Zhang also serves as the Chair of the Strategic Committee.

Mr. Jiwen Zhang has served as Chief Executive Officer (“CEO”) of Weichai America, which focuses on researching and developing a full line of off-road natural gas engines and engine components, since February 2023. Weichai America is a wholly owned subsidiary of Weichai Power, a publicly traded company on the Hong

Kong Stock Exchange and the Shenzhen Stock Exchange. Mr. Jiwen Zhang has over twenty years of experience in the engine industry. From January 2013 to December 2022, Mr. Jiwen Zhang served as President of Kohler Power Systems, a multinational company located in Wisconsin, which specialized in diesel and gaseous generators, responsible for oversight of the global business operations. Prior to this, Mr. Jiwen Zhang served as Managing Director Commercial of Fiat Powertrain APAC from September 2010 to December 2012, Vice President of Volvo Penta Region Asia from May 2002 to August 2010, and Customer Service General Manager of a Caterpillar distributor Lei Shing Hong machinery from September 1994 to April 2002.

Mr. Jiwen Zhang earned his Executive Master of Business Administration from University of Texas at Arlington and Bachelor’s degree of Mechanical & Electrical Engineering from University of Science and Technology of China. Mr. Jiwen Zhang serves on the Board as a Weichai designee.

Mr. Jiwen Zhang brings to the Board extensive and effective leadership experience demonstrated through his executive and management roles at leading engine manufacturers.

Kui Jiang	Age: 60	PSI Committees:
• Compensation
• Nominating (Chair)

Biography: Mr. Jiang has served as a Director since May 23, 2024. Mr. Jiang also serves as the Chair of the Nominating and Governance Committee (“Nominating Committee”) and a member of Compensation Committee. Mr. Jiang previously served as a member of the Board of the Company from 2017 to 2020.

Mr. Jiang has served as Senior President of Weichai Power Co., Ltd and the Chairman of the Board of Directors of Weichai America Corp since 2024. Mr. Jiang served as President of Shandong Heavy Industry Group Co., Ltd, a leading automobile and equipment manufacturing group, from 2009 to 2023. Prior to that, Mr. Jiang has held various leadership positions, including Executive Deputy General Manager and Vice Chairman of Weichai Group Holdings Limited; Vice President of Shantui Construction Machinery Co., Ltd.; Chairman of Strong Construction Machinery Co., Ltd.; Chief Engineer and Deputy General Manager of Shantui Import and Export Company; and Deputy General Manager of Shantui Engineering Machinery Co., Ltd. Mr. Jiang has served as a member of the Supervisory Board of KION GROUP AG, a global leader in industrial trucks, related services and supply chain solutions publicly-traded on the Frankfurt Stock Exchange; a member of the Board of Directors of Sinotruck, a truck manufacturer publicly-traded on the Hong Kong Stock Exchange; a member of the Board of Directors of Ballard Power Systems Inc., a company in fuel cell production publicly-traded on NASDAQ; a member of the Board of Hydraulics Drive Technology Beteiligungs GmbH, Chairman of Strong Construction Machinery Co., Ltd.; and a member of the Board of Directors of Weichai Power, a publicly traded company on the Hong Kong Stock Exchange and the Shenzhen Stock Exchange and a leading global designer and manufacturer of diesel engines.

Mr. Jiang earned his Master of Business Administration from Wright State University and Bachelor’s degree of Engineering from the Automobile Engineering Department of Tsinghua University. Mr. Jiang serves on the Board as a Weichai designee.

Mr. Jiang brings to the Board extensive managerial experience and leadership gained through his executive roles at leading engine manufacturers.

Frank P. Simpkins	Age: 61	PSI Committees:
• Audit (Chair)
• Nominating
• Strategic

Biography: Mr. Simpkins has served as a Director of the Company since July 13, 2017. Since January 19, 2021, he has been the Chair of the Audit Committee. Mr. Simpkins is also a member of the Nominating Committee and Strategic Committee.

Mr. Simpkins has over 25 years of executive management and financial experience. From June 2016 to December 2016, he served as Chief Financial Officer of Emerson Network Power, part of Emerson Electric Co., a publicly-traded company on the New York Stock Exchange (the “NYSE”). From 2006 to 2015, Mr. Simpkins served as Vice President and Chief Financial Officer of Kennametal Inc., a publicly-traded company on the NYSE and a global leader in the design and manufacture of engineered components, advanced materials and cutting tools. Prior to that role, Mr. Simpkins held various positions within Kennametal since 1995. Prior to Kennametal, he worked as a Manager for PricewaterhouseCoopers from 1986 to 1995.

Mr. Simpkins serves on the Board of Trustees at Seton Hill University, Greensburg and previously served on the Board of Trustees of Pennsylvania State University, New Kensington. Mr. Simpkins has served on the Advisory Board of Anovion, an advanced battery materials business in North America for synthetic graphite anode materials since September 2022. Mr. Simpkins has been a member of the Board of Directors of EXRO Technologies Inc., a publicly-traded clean energy company on the OTC Markets, since July 2023 and is also the Chair of the Audit Committee and a member of the Nominating Committee.

Mr. Simpkins holds a Bachelor of Science degree in Accounting from Pennsylvania State University. Mr. Simpkins qualifies as an “Audit Committee Financial Expert” under applicable SEC regulations and has substantial public-company reporting experience gained from his roles as Chief Financial Officer during his career.

Mr. Simpkins brings to the Board significant management experience, as well as his experience as a Chief Financial Officer.

Kenneth W. Landini	Age: 67	PSI Committee:
• Audit

Biography: Mr. Landini has served as a Director of the Company since 2001 and assisted in the development and growth of the business of the Company since 1985. Mr. Landini is a member of the Audit Committee. From August 7, 2017 to January 19, 2021, Mr. Landini was the Chair of the Compensation Committee. He also served as a member of the Nominating Committee from April 2017 to January 19, 2021.

Mr. Landini previously served as the Vice President of Finance for the Company’s subsidiary, Power Great Lakes, Inc., from December 1985 to March 1988 and assisted the Company in establishing distributor relationships and expanding the territories into which the Company provides its power systems. Mr. Landini is a Partner and Co-founder of Landini, Reed & Dawson, P.C., a certified public accounting and consulting firm in southeastern Michigan, which was established in 1988.

He holds a Bachelor of Arts degree from Albion College and is a licensed Certified Public Accountant in the state of Michigan. Mr. Landini qualifies as an “Audit Committee Financial Expert” under applicable SEC regulations and has substantial audit experience gained from his tenure as a partner at a certified public accounting and consulting firm.

Mr. Landini brings to the Board an in-depth knowledge and understanding of the Company’s business and operations, having served as Vice President of Finance for one of the Company’s subsidiaries.

Hong He	Age: 55	PSI Committees:
• Audit
• Compensation (Chair)

Biography: Mr. He has served as a Director of the Company since November 14, 2019. Mr. He is a member of the Audit Committee and the Chair of the Compensation Committee.

Mr. He has served as Director, Financial Planning & Analysis for CytomX Therapeutics (“CytomX”), a NASDAQ-listed biotechnology company, since February 2021, and previously served as a Consultant to CytomX beginning in February 2020. Previously, Mr. He served as Director of Finance and Reporting for Blackthorn Therapeutics, a clinical-stage biotechnology company, from June 2019 to December 2019. Prior to that, Mr. He served as the Head of Finance at GenapSys, Inc. from 2018 until May 2019. From 2014 until 2018, Mr. He was the finance director of SciClone Pharmaceuticals, Inc., a NASDAQ-listed specialty pharmaceutical company with main operations in China. From January to June 2014, Mr. He served as Vice President of Finance and the Controller of Augmedix, Inc., a privately held technology-enabled medical documentation company. From October 2011 to December 2013, Mr. He was employed as Vice President of Finance at Baidu Leho.com, a private company backed by Baidu, a NASDAQ- listed company. From 2015 to 2020, Mr. He served as a member of the Board of Directors and Audit Committee Chairman of Fuling Global, Inc. a disposable serviceware and kitchenware manufacturer.

Mr. He earned his Bachelor of Science degree in Accounting from Beijing University of Technology in July 1992 and his Masters of Business Administration degree from University of Chicago Booth School of Business in December 2006. Mr. He is a U.S. certified management accountant and a China certified public accountant. Mr. He qualifies as an “Audit Committee Financial Expert” under applicable SEC regulations and has substantial public company reporting experience gained from his roles as a financial officer and controller of public companies during his career.

Mr. He brings to the Board substantial financial and managerial experience gained through leadership roles at public companies.

Gengsheng Zhang	Age: 56	PSI Committees:
• Nominating
• Strategic

Biography: Mr. Gengsheng Zhang served as a Director of the Company since September 16, 2022. In addition, he serves as a member of the Nominating Committee and Strategic Committee.

Mr. Gengsheng Zhang has served as Director of International Cooperation and Business Synergy Department for Shandong Heavy Industry Group Co., Ltd (“SHIG”), a leading automobile and equipment manufacturing group, since March 2022. Previously, he served as Deputy General Manager of Weichai Group, which owns six business segments of powertrain, intelligent logistics, automotive, construction machinery, luxury yacht, and finance & after-services, from August 2020 to March 2022. Prior to Weichai Group, he served as Assistant General Manager of Weichai Group (and later as Deputy General Manager) and Chairman and CEO of SHIG India Pvt Ltd., a subsidiary of SHIG, from December 2019 to August 2020. Prior to that, he served as Assistant General Manager of Weichai Group and General Manager of Shandong Weichai Import & Export Company, from May 2012 to December 2019. Prior to that, he served as Director of Weichai International Service Department from October 2005 to May 2012. Earlier in his career, Mr. Gengsheng Zhang was employed in various leadership and engineering roles at manufacturing organizations.

Mr. Gengsheng Zhang earned a Bachelor of Engineering degree from Shandong Polytechnic University in 1990 and an Executive Master of Business Administration from China-Europe International Business School in 2014. Mr. Gengsheng Zhang serves on the Board as a Weichai designee.

Mr. Gengsheng Zhang brings to the Board in-depth management experience in engine manufacturing and engineering.

Fuzhang Yu	Age: 37	PSI Committees:
• Compensation

Biography: Mr. Yu has served as a director of the Company since July 2023. In addition, Mr. Yu is a member of the Compensation Committee.

Mr. Yu has served as Director of the Overseas Finance Department of Weichai Group since May 2023 and Vice Director from January 2023 to May 2023. Prior to that, Mr. Yu served as Chief Financial Official of Shaanxi Hande Axle Co., Ltd, a leading commercial vehicle axle manufacturer in China from February 2021 to January 2023. From February 2019 to February 2021, Mr. Yu served as Chief Financial Officer of Weichai Ballard Co., Ltd (“Weichai Ballard”), a joint venture of Weichai Power and Ballard Power Systems Inc. Prior to his role at Weichai Ballard, Mr. Yu served in various leadership roles in the Finance Department at Weichai Power from January 2009 to February 2019.

Mr. Yu earned his Bachelor’s degree in Management from Beijing Forestry University, China in 2009. Mr. Yu is a China certified public accountant. Mr. Yu serves on the Board as a Weichai designee.

Mr. Yu brings to the Board extensive accounting experience as well as management experience through his roles at engine manufacturers.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s executive officers as of May 31, 2024.

Name	Age	Executive Officer Since	Present Position with the Company
C. (Dino) Xykis	65	2021	CEO; Chief Technical Officer
Xun (Kenneth) Li	54	2022	CFO
Randall Lehner	52	2024	General Counsel

The narrative descriptions below set forth the employment and position with the Company, principal occupation and education for each of the three current executive officers.

C. (Dino) Xykis was appointed as the CEO on April 24, 2023. Prior to that, Mr. Xykis served as the Interim CEO from June 1, 2022 to April 24, 2023. Mr. Xykis was also appointed as the Chief Technical Officer on March 15, 2021 and continues to serve in that role. Mr. Xykis is responsible for the oversight of the Company’s advanced product development, engineering design and analysis, on-highway engineering, applied engineering, emissions and certification, Waterford, Michigan engineering operations, program management and product strategic planning. Since joining the Company in 2010 and until his appointment as Chief Technical Officer in March 2021, Mr. Xykis served as Vice President of Engineering for the Company. He has more than 30 years of professional experience in multi-disciplined engineering areas including senior management and executive positions at various companies including Cummins Inc., an NYSE-listed company, and Generac Power Systems, an NYSE-listed company. Mr. Xykis also served as Adjunct Professor of Mechanical Engineering and Mechanics at the Milwaukee School of Engineering and previously served on the audit and compensation committees of the Board of Directors of Image Sensing Systems, a publicly traded company on NASDAQ, from 1996 to 2001. Mr. Xykis has also served on the advisory board of CEGE, College of Science and Engineering, University of Minnesota for eight years.

Mr. Xykis holds a Bachelor’s degree in Structural Engineering, a Master’s degree in Vibration/Dynamics, and a PhD. in Structural/Applied Mechanics from the University of Minnesota, Minneapolis.

Xun (Kenneth) Li was appointed as the CFO on August 26, 2022. Mr. Li is an accomplished executive who has more than 20 years of professional experience in the areas of finance, accounting, financial planning and analysis, internal controls and strategy, among others. Most recently, Mr. Li served as Chief Financial Officer for ND Paper, a leading pulp, packaging and paper company, from 2020 to August 2022, where he was a member of the executive leadership management team with primary responsibility for finance, accounting, tax, auditing, treasury, risk management, internal audit, and strategic planning, among other areas, and served as a strategic advisor to the chief executive officer. Prior to this role, Mr. Li was with Caterpillar Inc., a publicly traded company on the NYSE, from 2008 through 2020, where he served in various financial leadership positions, the most recent of which was Chief Financial Officer of the global mining machine product group from 2013 to 2020. Prior to Caterpillar, Mr. Li was with Ford Motor Company, a publicly traded company on the NYSE, where he held finance leadership roles of increasing responsibility, from 2003 to 2008.

Mr. Li holds a Master of Business Administration with high distinction and a Master of Science degree in Accounting, both from the University of Michigan. He also holds a Master of Science degree in Mechanical Engineering from the University of Oklahoma and a Bachelor of Science degree in Mechanical Engineering from Shanghai JiaoTong University. Mr. Li is also a Certified Public Accountant.

Randall Lehner was appointed as the General Counsel effective March 4, 2024. Mr. Lehner is an accomplished and strategic legal advisor who has more than 25 years of legal experience in the areas of regulatory compliance, internal controls, and dispute resolution, among others. Most recently, from May 2020 to February 2024, Mr. Lehner served as Associate General Counsel and Deputy General Counsel at Guaranteed Rate, Inc., a leading mortgage company, where he was a member of the leadership management team with primary responsibility for litigation and risk management. Prior to this role, from 2015 through 2020, Mr. Lehner was a partner with Kelly, Drye & Warren, LLP, where his practice focused on commercial litigation, regulatory and internal investigations and government enforcement actions. Prior to Kelly, Drye & Warren, LLP, from 1997 to 2014, Mr. Lehner worked at several other prestigious law firms.

Mr. Lehner holds a Juris Doctor degree from Duke University. He also holds a Bachelor of Arts degree in Political Science from the University of Michigan.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence and Controlled Company Exemption

While the Company’s Common Stock is currently traded on the OTCPink market, which requires the Company to establish and maintain fundamental corporate governance standards, the Company has elected to adopt more exacting governance standards that are substantially similar to the NASDAQ listing governance standards. The Board has determined that the Company is a “controlled company,” as defined in Rule 5615(c)(1) of the NASDAQ Marketplace Rules. The Board has based this determination on the fact that Weichai currently owns a majority of the Company’s Common Stock. Under the NASDAQ rules, a company where more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NASDAQ corporate governance requirements, including:

•	a Board consisting of a majority of independent directors;

•	a Nominating Committee composed entirely of independent directors; and

•	a Compensation Committee composed entirely of independent directors.

The Company is not currently relying on the controlled company exemption for the above requirements but may in the future.

Unless the Company avails itself of the “controlled company” status as discussed above, pursuant to NASDAQ listing standards, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. In addition to the NASDAQ independence requirements, the Company also applies the independence guidelines set forth in its Corporate Governance Guidelines, which are available on the Company’s website at www.psiengines.com in the “Investors” section, under “Governance” which are substantially similar to the NASDAQ’s director independence requirements and “controlled company” exemptions. Consistent with this requirement, based on the review and recommendation of the Nominating Committee, the Board reviewed all relevant identified transactions or relationships between each of the Company’s directors, former directors and director nominees, or any of their family members, and PSI, the Company’s senior management and the Company’s independent registered public accounting firm, and has affirmatively determined that each of Messrs. Jiang, Simpkins, Landini, He, Gengsheng Zhang and Yu, and former directors, Dr. Sun, Mr. Mozzi and Ms. Lei, meet the standards of independence under the applicable NASDAQ listing standards. In making this determination, the Board found Messrs. Jiang, Simpkins, Landini, He, Gengsheng Zhang and Yu, and former directors, Dr. Sun, Mr. Mozzi and Ms. Lei, to be free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. The Board has also determined that each member of its Audit Committee is independent under NASDAQ Rule 5605(a)(2). The Board found that Mr. Jiwen Zhang is not independent under the applicable NASDAQ listing standards.

Board Leadership Structure

The Board is led by a non-executive Chairman, Mr. Jiwen Zhang. The Company believes that such leadership structure is appropriate in light of the differences between the roles of Chairman and CEO. The CEO is responsible for day-to-day leadership and performance. The Chairman is responsible for setting the strategic direction of the Company and has the authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. The Board recognizes that other leadership structures could be appropriate depending on the circumstances and, therefore, regularly re-evaluates this structure.

Board Diversity

Board Diversity Matrix as of May 31, 2024

Total Number of Directors	7

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	—	7	—	—

Part II: Demographic Background
Asian	—	5	—	—
White	—	2	—	—

Role of the Board in Risk Oversight

The Board and its committees have an advisory role in risk oversight for the Company. Company management maintains primary responsibility for the risk management of the Company, however, the Audit Committee and the Board review a risk assessment of the Company on a regular basis. While it is not possible to identify and mitigate all potential risks, the Board relies on the representations of management and the external audit of the financial statements to provide comfort on the Company’s ability to manage its risks. Management’s discussion of current risk factors is set forth in the Company’s Annual Report.

Meetings of the Board of Directors

PSI’s business, property and affairs are managed under the direction of the Board. Members of the Board are kept informed of PSI’s business through discussions with PSI’s CEO and other officers and employees, by reviewing materials provided to them during visits to the Company’s offices and by participating in meetings of the Board and its committees.

The Board held a total of eight meetings in 2023. The standing committees of the Board are the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board established the Strategic Committee in May of 2023 for the purpose of overseeing strategic initiatives of the Company. During 2023, the Audit Committee held seven meetings, the Compensation Committee held four meetings, the Nominating Committee held three meetings and the Strategic Committee held eight meetings. The charter for each of the standing Board committees is posted on the Company’s website at www.psiengines.com under “Investors” and then “Governance”. The information on the Company’s website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

All directors attended 75% or more of the combined total number of meetings of the Board and the Board committees on which they served during 2023, and seven of the then-serving members of the Board attended the annual meeting of stockholders in 2023.

The following table provides membership for each of the Board committees as of May 31, 2024:

Name	Audit		Compensation		Strategic		Nominating
Jiwen Zhang, Chairman of the Board					X	*
Kui Jiang			X				X	*
Frank P. Simpkins	X	*			X		X
Kenneth W. Landini	X
Hong He	X		X	*
Gengsheng Zhang					X		X
Fuzhang Yu			X

*	Committee Chair

Committees of the Board

Below is a description of each committee of the Board.

Audit Committee

The Company has a separately designated Audit Committee. Each member of the Audit Committee is financially literate, and the Board has determined that Mr. Simpkins, the chair of the Audit Committee, and Messrs. He and Landini each qualify as an “audit committee financial expert” as defined in applicable SEC rules because he, as applicable, meets the requirement for past employment experience in finance or accounting, and requisite professional certification in accounting or comparable experience. The Board has determined that each of Messrs. Simpkins, He and Landini meets the independence requirements for audit committee members under the NASDAQ rules, and therefore, the Audit Committee is composed entirely of independent directors. The responsibilities of the Audit Committee include:

•	reviewing and discussing with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements;

•

discussing analyses prepared by management or the independent registered public accounting firm concerning significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	annually reviewing and approving the Audit Committee report required by SEC rules to be included in the Company’s annual proxy statement;

•	discussing and reviewing with management, on a quarterly basis, major financial risk exposure and risk management policies;

•	monitoring the independence of the independent registered public accounting firm;

•

meeting with the independent registered public accounting firm (without the presence of management) quarterly to discuss any audit problems or difficulties and management’s responses to such efforts to resolve the problems;

•	reviewing and approving all related party transactions and resolving conflicts of interest questions;

•	reviewing cybersecurity risk management process and strategies;

•	appointing, replacing, or terminating the independent registered public accounting firm;

•	assuring the regular rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	pre-approving all audit services and permitted non-audit services to be performed by PSI’s independent registered public accounting firm, including the fees and terms of the services to be performed;

•

reviewing with management and the independent registered public accounting firm the report of the independent auditor on PSI’s financial statements and the report of management on PSI’s internal control over financial reporting;

•

reviewing the independent registered public accounting firm report describing its internal quality- control procedures and any known deficiencies, as well as any issues disclosed in its most recent part 1 of the Public Company Accounting Oversight Board’s (“PCAOB”) inspection report of the firm;

•	reviewing with the independent registered public accounting firm and management the audit plan including the scope of the audit and the general audit approach;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	establishing procedures for hiring employees and former employees of the independent registered public accounting firm;

•	establishing and overseeing the internal audit function;

•	reviewing earnings releases;

•	conducting an evaluation of the committee’s performance and reporting its results to the Board;

•

reviewing and discussing disclosures made by the Company’s CEO and CFO during the certification process for the Company’s annual reports and quarterly reports regarding the effectiveness of disclosure controls and procedures and significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting; and

•	reviewing and discussing with management the Company’s compliance with financial covenants in its credit facility, as well as any material debt instruments issued by any of the Company’s subsidiaries.

Compensation Committee

The Compensation Committee is responsible for overseeing matters relating to compensation of PSI’s CEO and other executive officers and employees, including the administration of incentive-based and equity-based compensation plans. The Board has determined that each of Messrs. He, Jiang and Yu meets the independence requirements for compensation committee members under the NASDAQ rules, and therefore, the Compensation Committee is composed entirely of independent directors. The responsibilities of the Company’s Compensation Committee include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of PSI’s CEO and in consultation with the CEO, the Company’s other executive officers;

•

in connection with reviewing the performance of the CEO and the Company’s other executive officers in light of established goals and objectives, the Committee shall report its conclusions and any recommendations to the Board;

•	reviewing and making recommendations to the Board regarding all compensation of PSI’s CEO and all other executive officers;

•	reviewing and making recommendations to the Board regarding all employment, severance and change-in-control agreements for the CEO and all other executive officers;

•	approving grants of options and other equity awards to the Company’s CEO and all other executive officers, directors and all other eligible individuals;

•

reviewing and making recommendations to the Board regarding the Company’s equity-based compensation plans and administering and determining all awards granted under such equity-based compensation plans;

•	reviewing and approving the creation or revision of the Company’s clawback policy;

•	making recommendations to the Board regarding director compensation;

•	selecting, retaining, paying and terminating compensation consultants to assist with the execution of its duties;

•	conducting an evaluation of the committee’s performance and reporting its results to the Board; and

•

if applicable, reviewing and discussing the Compensation Discussion & Analysis section in the Company’s annual report or annual meeting proxy statement with the Company’s executive officers and recommending whether it should be included in such proxy statement or annual report.

Nominating Committee

The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board and to assist the Board in developing and ensuring compliance with the Company’s foundational and corporate governance documents. The Nominating Committee is composed entirely of independent directors.

The responsibilities of the Company’s Nominating Committee include:

•	determining qualifications, qualities, skills and other expertise required to be a director and developing criteria to be considered in selecting nominees for independent directors;

•	identifying and recommending to the Board individuals qualified to serve as directors of the Company (as a result of vacancies);

•

evaluating the re-nomination and continuing service of incumbent directors, as impacted by factors including retirement, changes in principal employment or primary occupation, conflicts of interest and attendance;

•	overseeing succession planning of executive management;

•	periodically reviewing and making recommendations to the Board regarding the size, function, structure and operation of the Board;

•	recommending to the Board the appointment of the members and chair of each committee;

•	overseeing the evaluation of the Board and other committees and evaluating performance of the committee annually;

•	developing and recommending to the Board for approval standards for determining whether a director has a material relationship with the Company;

•

reviewing any director resignation letter tendered in accordance with the Company’s director resignation policy and evaluating and recommending to the Board whether such resignation should be accepted;

•

reviewing requests from directors or executive management in advance of accepting an invitation to serve on the Board of another public company, to serve on the audit committees of more than three public companies, or to engage in significant commitments involving affiliation with other businesses or governmental units;

•	reviewing and reporting to the Board with regard to matters of corporate responsibility and sustainability performance; and

•	reviewing and recommending any changes to the Company’s corporate governance policies and practices and overseeing compliance with the requirements therein.

Strategic Committee

In May 2023, the Board established the Strategic Committee to develop and carry out the strategic initiatives of the Company. The responsibilities of the Company’s Strategic Committee include:

•	developing and recommending strategic plans and initiatives;

•	overseeing the allocation of resources, including financial, human, and other resources to effectively support the Company’s strategic objectives;

•	monitoring progress toward strategic goals and reporting such findings to the Board;

•	managing risks, including identifying, assessing, and mitigating risks to the strategic objectives; and

•	overseeing the Company’s communication and stockholder engagement strategies.

Director Nominations

The Board has delegated to the Nominating Committee the responsibility of identifying, screening and recommending candidates to the Board. The Nominating Committee considers, without limitation, a potential candidate’s independence, skills, qualifications, qualities and other expertise required to be a director (the “Director Criteria”). Although the Nominating Committee does not have a formal policy regarding diversity in making its recommendations, in considering the Director Criteria, the Nominating Committee seeks to have a Board that reflects diversity in background, education, business experience, gender, race, ethnicity, culture, skills, business relationships and associations and other factors that will contribute to the Board’s governance of the Company, and reviews its diversity when assessing the composition of the Board. These qualifications may vary from year to year depending on the needs of the Company at the time.

The Director Criteria should not be construed as minimum qualifications for director selection, potential candidates are not expected to possess all of the Director Criteria identified. Rather, the Director Criteria represent the range of complementary talents, backgrounds and experiences that the Nominating Committee believes would contribute to the effective functioning of the Board.

The Company’s Corporate Governance Guidelines and Nominating Committee charter provide guidelines with respect to the consideration of director candidates. Under these guidelines, the Nominating Committee is responsible for, subject to approval by the Board, establishing and periodically reviewing the Director Criteria and selection of new directors, including independence standards. The Nominating Committee also may recommend to the Board changes to the portfolio of Director Criteria required for the effective functioning of the Board, considering PSI’s strategy and the regulatory, geographic and market environments.

The Nominating Committee will consider candidates proposed by stockholders to be potential director nominees. Stockholders wishing to nominate a candidate for consideration by the Nominating Committee as a director nominee should provide the name of any recommended candidate, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of Company stock to the attention of the Company’s CEO at 201 Mittel Drive, Wood Dale, Illinois 60191, and otherwise follow the Company’s nominating process described in the Company’s Bylaws. The Nominating Committee’s policy is to evaluate director nominees proposed by stockholders in the same manner that all other director nominees are evaluated. The Company may, in the future, pay a third-party a fee to assist it in the process of identifying and/or evaluating director candidates.

Stockholder Communications with the Board

Stockholders who wish to communicate with the Board or an individual director may send a written communication to the Board or such director addressed to the Company’s CEO at 201 Mittel Drive, Wood Dale, Illinois 60191. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and

•	the number of the Company’s shares of Common Stock that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by the Company’s CEO to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by PSI’s CEO to be appropriate for presentation to the Board or such director will be submitted to the Chairman of the Board, the Board or such director on a periodic basis.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of PSI’s employees, officers and directors, including those officers responsible for financial reporting. The Code is available on the Company’s website at www.psiengines.com under “Investors” and then “Governance.” The information on the Company’s website is not part of this proxy statement and is not deemed to be incorporated by reference herein.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish PSI with copies of all Section 16(a) forms they file.

To the Company’s knowledge, including PSI’s review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2023, all Section 16(a) filing requirements were satisfied on a timely basis, except the following reports: (i) one Form 4 filed on August 7, 2023 (reporting one transaction) for Gary Winemaster; (ii) one Form 4 filed on August 23, 2023 (reporting three transactions) for Gary Winemaster; (iii) one Form 4 filed on September 6, 2023 (reporting eight transactions) for Gary Winemaster; (iv) one Form 4 filed on January 16, 2024 (reporting one transaction) for Frank Simpkins; (v) one Form 4 filed on January 16, 2024 (reporting one transaction) for Kenneth Landini, and (vi) one Form 4 filed on January 16, 2024 (reporting one transaction) for Hong He. Each late filing was due to an inadvertent administrative error.

Director Compensation

For 2023, PSI directors generally received the following compensation for their services as members of the Board:

•	A cash retainer of $50,000 per year;

•	An additional cash retainer of $25,000 per year to the Chairman of the Board and the Chair of the Audit Committee;

•	An additional cash retainer of $10,000 per year to the Chair of the Compensation Committee;

•	5,000 shares of restricted stock per year; and

•	Meeting fees of $1,500 per day for each Board and Board committee meeting.

The Company also reimburses directors for necessary and reasonable travel and other related expenses incurred in connection with the performance of their official duties and attendance at each meeting of the Board or any Board committee.

The table below summarizes the compensation paid to each director for their service on the Board for the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Fabrizio Mozzi(2)	$123,987	—	$123,987
Jiwen Zhang	$51,605	—	$51,605
Shaojun Sun(3)	$66,725	—	$66,725
Frank P. Simpkins	$109,500	$11,350	$120,850
Kenneth W. Landini	$71,000	$11,350	$82,350
Hong He	$75,500	$11,350	$86,850
Gengsheng Zhang(4)	—	—	—
Lei Lei(5)	$52,860	—	$52,860
Fuzhang Yu(6)	—	—	—

(1)

Reflects the aggregate grant date fair value of restricted stock granted to Messrs. Simpkins, Landini and He on December 21, 2023, which will vest on July 10, 2024, and related to their 2023 Board service. The grant date fair value is computed in accordance with FASB ASC Topic 718. As of December 31, 2023. Messrs. Simpkins, Landini and He each had 5,000 outstanding shares of restricted stock.

(2)	On March 29, 2023, Mr. Mozzi resigned as Chairman and a member of the Board.
(3)	Effective March 29, 2023, Dr. Sun resigned from his position as Vice Chairman of the Board but continued to serve as a Board member until May 23, 2024.
(4)	Mr. Gengsheng Zhang was not paid for his 2023 Board and Committee services.
(5)

On July 25, 2023, Ms. Lei was not reelected as a non-employee director on the Board. The amount reported for Ms. Lei in the table reflects her prorated Board compensation for her services as a non-employee director for a portion of 2023.

(6)

Mr. Fuzhang Yu was appointed to the Board effective July 25, 2023 and continues to serve until the Company’s Annual Meeting or until his successor is duly elected and qualified. Mr. Fuzhang Yu was not paid for his 2023 Board and Committee services.

EXECUTIVE COMPENSATION

The named executive officers for the year ended December 31, 2023 were:

•	C. (Dino) Xykis, CEO and Chief Technical Officer; Former Interim CEO;

•	Xun (Kenneth) Li, CFO; and

•	Junhua Gu, Interim General Counsel.

Executive Team Transitions

General Counsel Transition

As previously disclosed, effective March 1, 2024, the Board appointed Randall Lehner as General Counsel, effective March 4, 2024, succeeding Junhua Gu who had been serving in an interim role since June 2022.

Summary Compensation Table

The table below summarizes the compensation paid for the services rendered to the Company, in all capacities, by its named executive officers for the years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary	Bonus(1)	Option/ SAR Awards(2)	Nonequity Incentive Plan Compensation(3)	All other Compensation(4)	Total
C. (Dino) Xykis	2023	$472,692	$317,681	$216,542	$383,827	$58,540	$1,449,282
CEO and Chief Technical Officer	2022	$358,866	$82,512	$28,397	$179,786	$53,390	$702,951
Xun (Kenneth) Li	2023	$368,308	$72,273	—	$209,935	$10,314	$660,830
CFO	2022	$117,693	$33,776	$42,382	$46,685	$1,938	$242,474
Junhua Gu	2023	$201,846	$43,312	—	$79,477	$8,071	$332,706
Interim General Counsel	2022	$188,077	$18,887	—	$39,302	$4,017	$250,283

(1)

The amounts reported for each named executive officer in this column for 2023 include (i) for Mr. Xykis: (a) $21,250 for his semi-monthly bonus payments for his services as the Company’s Interim CEO as described under “Employment Agreements with Named Executive Officers” below, (b) $56,970 for the payment of the 2023 LTI Plan, which is described below under “Long Term Incentive Plan”, and (c) $239,461 for discretionary bonus awarded by the Board; (ii) for Mr. Li: (a) $37,800 for the 2023 LTI Plan payment, and (b) $34,473 for discretionary bonus awarded by the Board; and (iii) for Ms. Gu: (a) $20,400 for the 2023 LTI Plan payment, and (b) $22,912 for discretionary bonus awarded by the Board.

(2)

The amount reported in the “Option/SAR Awards” column for 2023 reflects the grant date fair value of (i) an award of (x) 16,663 SARs granted to Mr. Xykis on April 25, 2023 and (y) 85,000 SARs granted to Mr. Xykis on April 25, 2023, each calculated in accordance with Financial Accounting Standards Board

(“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 13, Stock-Based Compensation, to the consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024, for the assumptions made in determining these values.
(3)

The amounts reported for each named executive officer in this column for 2023 represent their 2023 Key Performance Indicator (“KPI”) Plan, amounts. A description of the Company’s 2023 KPI plan is described below under “2023 Key Performance Indicator Plan;”

(4)

The reported amounts for 2023 in the “All Other Compensation” column include (i) for Mr. Xykis: (a) $2,286 for life insurance premiums, (b) $44,700 for automobile-related expenses (including an automobile and automobile lease allowances), (c) $1,654 for reimbursement of car insurance premiums and gross up of taxes related to the reimbursement, and (d) $9,900 for 401(k) matching contributions; (ii) for Mr. Li: (a) $414 for life insurance premiums, and (b) $9,900 for 401(k) matching contributions; and (iii) for Ms. Gu: (a) $270 for life insurance premiums, and (b) $7,801 for 401(k) matching contributions.

Employment Agreements with Named Executive Officers

C. (Dino) Xykis. In connection with Mr. Xykis’ appointment as CEO and Chief Technical Officer on April 24, 2023, Mr. Xykis and the Company entered into an employment agreement, effective April 24, 2023 (the “Xykis Employment Agreement”), which supersedes his previous employment-related agreements with the Company. The Xykis Employment Agreement provides for the following: (a) an annual base salary of $525,000; (b) eligibility to participate in any KPI plan, with a target opportunity equal to 70% of his base salary, or as generally determined by the Board for the overall KPI plan; (c) Mr. Xykis’ eligibility to participate in any LTI plan, with a target equal to 60% of his base salary, or as generally determined by the Board for the overall LTI plan; (d) subject to approval by the Compensation Committee, an award of 85,000 SARs with a strike price to be determined at the time of the Compensation Committee’s approval and vesting in essentially three equal installments on the anniversary of the grant date, subject to Mr. Xykis’ continued employment in good standing as of each vesting date (which award was granted on April 25, 2023); (e) an automobile allowance of $1,975 per month towards his automobile lease, $1,750 per month towards the cost of gasoline for travel as long as Mr. Xykis commutes from his current home to the Company’s headquarters, and reimbursement for reasonable amounts spent on auto insurance for the leased vehicle capped at $2,500 per year; and (f) Mr. Xykis’ eligibility to participate in all Company employee benefit programs for which senior employees of the Company are generally eligible. If the Company terminates Mr. Xykis without cause (as defined in the Xykis Employment Agreement), in addition to payment of any accrued obligations, Mr. Xykis would be eligible to receive severance, subject to his execution and non-revocation of a general release of claims in favor of the Company, consisting of: (i) any determined, but unpaid, KPI or LTI bonus relating to the fiscal year prior to the fiscal year of termination; (ii) any prorated KPI or LTI bonus for the fiscal year in which his termination occurs once determined by the Board; (iii) 12 months of base salary continuation payments; and (iv) subject to his election to receive COBRA health insurance, payment by the Company of a proportional share of the premiums owed by Mr. Xykis as if he were still employed by the Company for 12 months. If Mr. Xykis is terminated for cause, any outstanding KPI bonus or LTI award, including any not yet paid for the fiscal year prior to the fiscal year of his termination, and any restricted stock units, unexercised stock options and SARs (whether vested or unvested) will be automatically forfeited. The Xykis Employment Agreement contains certain restrictive covenants, including an indefinite confidentiality provision and IP assignment provision, and non-competition and non-solicitation covenants applicable for one-year post-termination.

As stated above, and as previously disclosed, the Xykis Employment Agreement supersedes his prior employment-related agreements with the Company, including the letter agreement he and the Company entered into on June 15, 2022 related to his appointment as the Company’s Interim CEO, the terms of which were in addition to the terms of his employment agreement with the Company, dated March 15, 2021, that remained in full force and effect and continued to govern his role as the Company’s Chief Technical Officer. For purposes of Mr. Xykis’ 2022 compensation, the Interim CEO letter agreement provided that (i) in addition to his salary, he would receive a bonus paid semi-monthly in the amount of $5,000 per month from June 1, 2022 until such time as a successor CEO was appointed by the Board (the “Interim CEO Term”), subject to an aggregate minimum bonus payment of $25,000 on a pre-tax basis (the “Minimum Bonus Payment”), and (ii) that he was also eligible to receive an award of 3,333 SARs per month during the Interim CEO Term (the “SARs Award”), subject to certain conditions, with an initial award of 20,000 SARs (the “Minimum SARs Award”) as part of the SARs Award due to vest on the one-year anniversary of the grant date, subject to Mr. Xykis’ continued service with the Company through the vesting date. As the Interim CEO Term was greater than 6 months, pursuant to the terms of the letter agreement, Mr. Xykis also received any additional grant of 16,663 SARs as part of the SARs Award granted on April 25, 2023, which vests on the one-year anniversary of the grant date, subject to Mr. Xykis’ continued service with the Company through the vesting date.

Xun (Kenneth) Li. On August 29, 2022, Mr. Li entered into an employment agreement with the Company, effective August 29, 2022 (the “Li Employment Agreement”), related to his employment as CFO. The Li Employment Agreement provides for (i) an annual base salary of no less than $360,000; (ii) a sign-on bonus of $20,000 (subject to reimbursement from Mr. Li if he voluntarily resigns within 1 year from the effective date of his employment); (iii) eligibility to participate in the Company’s KPI plan at a target amount equal to 50% of his base salary or as determined by the Board (with eligibility for 2022 on a prorated basis); (iv) eligibility to participate in any Company LTI plan with a target LTI bonus equal to 60% of his base salary or as generally determined by the Company for the overall LTI plan (with eligibility to participate in the stay portion of the LTI Plan on a prorated basis); and(v) eligibility to receive an award of 30,000 SARs with a strike price determined at the close of business on the day of the Compensation Committee’s approval (i.e., the grant date), vesting in four equal installments on the anniversaries of the grant date subject to Mr. Li’s continued employment with the Company through the vesting date (which award was granted on September 2, 2022). Pursuant to the Li Employment Agreement, Mr. Li is also eligible to participate in the Company’s employee benefit programs on the same basis as its other employees. In the event that Mr. Li’s employment is terminated by the Company without cause (as defined in the Li Employment Agreement), he will be entitled to receive (i) severance equal to his base salary for 6 months if his employment period is less than 48 months, and for 12 months if his employment period is 48 months or longer, subject to his execution and non-revocation of a general release in favor of the Company, and (ii) payment for any KPI bonus or LTI award related to the fiscal year in which the termination occurs, if any, which may be prorated based on when his termination date occurs during the fiscal year. If Mr. Li is terminated for cause, any outstanding KPI bonus or LTI award, including any not yet paid for the fiscal year prior to the year of his termination, and any restricted stock units, unexercised stock options and SARs (whether vested or unvested) will be automatically forfeited. Mr. Li’s employment agreement contains certain restrictive covenants, including an indefinite confidentiality provision and IP assignment provision and non-competition and non-solicitation covenants applicable for one-year post-termination.

Long-Term Incentive Plan

The Company established an LTI Plan for the period January 1, 2023 to December 31, 2025. Pursuant to the LTI Plan, executives, including the named executive officers, are eligible to receive a target incentive amount (which target incentive amount is equal to 60% of the executive’s base salary), with (i) 50% of the target incentive amount to be received as an incentive that is not tied to performance conditions and (ii) the remaining 50% of the target incentive amount subject to the Company’s performance against a performance indicator based on net income over the three-year performance period. The 50% of the guaranteed target incentive amount (equal to 30% of the executive’s base salary) vests in equal annual installments as follows: (i) one-third vested on December 31, 2023 to be paid out in the first quarter of 2024; (ii) one-third vests on December 31, 2024 to be paid out in the first quarter of 2025; and (iii) one-third vests on December 31, 2025 to be paid out 30 days after 2025 audit results are approved by the Audit Committee. A full description of the Company’s LTI Plan is available at Exhibit 10.35, “Description of Long-Term Incentive Plan” to the Company’s Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024.

2023 Key Performance Indicator Plan

The named executive officers were eligible to earn a cash incentive award for 2023 under the Company’s KPI plan established for 2023 (the “2023 KPI Plan”). For 2023, the annual target incentive opportunity for each named executive officer as a percentage of his or her base salary for the year was 70% for Mr. Xykis, 60% for Mr. Li, and 35% for Ms. Gu, with their individual cash incentive awards weighted as follows: (i) for Mr. Xykis, 80% was tied to Company performance relative to the Company performance metrics and 20% was tied to individual performance; and (ii) for Mr. Li and Ms. Gu, 70% was tied to Company performance relative to the Company performance metrics and 30% was tied to individual performance.

The following two separately weighted performance metrics were established as the Company’s performance metrics under the 2023 KPI Plan: (i) gross revenue and (ii) net income. Weightings, performance thresholds and payout ranges are shown in the table below with no payout earned for performance below the threshold. Set forth in the table below are the weightings, performance thresholds and payout ranges for each Company performance metric.

Performance Payout Threshold (interpolation used between these points)	Revenue (in millions) (40% of Goal)	Net Income (in millions) (60% of Goal)
0% of Target	$481	$8
100% of Target	$510	$13
150% of Target	$530	$16.5
200% of Target	$550	$20

The Company’s 2023 performance in relation to the 2023 KPI Plan’s Company performance metrics resulted in the Company’s performance metrics being achieved at approximately 120.0% of target, as shown below.

Performance Metric	Weighting (%)	2023 Actual Performance (in millions)	Earned (%)	Achieved (%)
Revenue	40%	$459	0%	0%
Net Income	60%	$26	200%	120%
Total Company Performance Achievement	100%			120%

Each named executive officer’s award under the 2023 KPI Plan is shown above in the “Nonequity Incentive Plan Compensation” column of the “Summary Compensation Table.”

Outstanding Equity Awards at 2023 Year-End

The table below shows outstanding equity awards as of December 31, 2023 held by each named executive officer. No stock awards remained outstanding for any named executive officers as of December 31, 2023.

	Option/SAR Awards
Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable		Option/SAR Exercise Price ($)	Option/SAR Expiration Date
C. (Dino) Xykis	1,500		—		11.25	February 22, 2026
	16,667	(1)	8,333	(1)	6.82	March 12, 2031
	228	(2)	114	(2)	6.50	March 18, 2032
	20,000	(3)	—		2.00	July 15, 2032
	—		16,663	(4)	2.99	April 25, 2033
	—		85,000	(5)	2.99	April 25, 2033
Xun (Kenneth) Li	7,500	(6)	22,500	(6)	2.00	September 2, 2032
Junhua Gu	—		—		—	—

(1)

The amount reported represents Mr. Xykis’ outstanding SAR award under the Company’s 2012 Incentive Compensation Plan, as amended and restated (the “2012 Plan”), effective March 12, 2021, which has the following vesting schedule: 8,333 of the SAR shares vested and became exercisable on March 15, 2022, 8,333 of the SAR shares vested and became exercisable on March 15, 2023, and 8,334 of the SAR shares vested and became exercisable on March 15, 2024.

(2)

The amount reported represents Mr. Xykis’ outstanding SAR award under the 2012 Plan, effective March 18, 2022, which vested and became exercisable in three equal installments on March 18, 2022, March 18, 2023 and March 18, 2024.

(3)	The amount reported represents Mr. Xykis’ outstanding SAR award under the 2012 Plan, effective July 15, 2022, which vested and became exercisable on July 15, 2023.
(4)	The amount reported represents Mr. Xykis’ outstanding SAR award under the 2012 Plan, effective March 25, 2023, which vested and became exercisable on April 25, 2024.
(5)

The amount reported represents Mr. Xykis’ outstanding SAR award under the 2012 Plan, effective March 25, 2023, which vests in three equal installments on April 25, 2024, April 25, 2025 and April 25, 2026.

(6)

The amount reported represents Mr. Li’s outstanding SAR award under the 2012 Plan, effective September 2, 2022, which vests and becomes exercisable in four equal installments on September 2, 2023, September 2, 2024, September 2, 2025 and September 2, 2026.

Potential Payments Upon Termination or Change in Control

As of December 31, 2023, the Company had employment agreements with Messrs. Xykis and Li that provided for payments upon termination without “cause.” Ms. Gu did not have any such agreement with the Company, however, pursuant to the 2023 KPI Plan, she would have been entitled to receive a prorated portion of her awards under the plan if terminated without cause. A summary of the payments that Messrs. Xykis’ and Li’s employment agreements provide for upon a termination without “cause” is summarized above under the heading, “Employment Agreements with Named Executive Officers.”

Other than these arrangements and accelerated vesting of equity awards under the 2012 Plan, the Company currently does not have any compensatory plans or arrangements in place that provide for any payments or benefits upon the resignation, retirement or any other termination of any of the named executive officers, as the result of a change in control, or from a change in any named executive officer’s responsibilities following a change in control.

Hedging and Pledging Policy

The Company’s policies relating to hedging and pledging of Company securities are set forth in the Company’s Insider Trading Compliance Policy (the “Policy”), as last updated on August 8, 2023. In particular, the Policy explicitly prohibits the following activities by “Covered Employees” (defined below), even in instances where the transaction could be completed pursuant to an arrangement that complies with Rule 10b5-1(c) of the Exchange Act:

•	Short selling (i.e., selling Company securities you do not own at the time of sale);

•	Buying or selling put options, call options or other derivative securities relating to the Company on a securities exchange or in any other organized securities market;

•	Engaging in hedging transactions, such as “costless collars” and forward sale contracts;

•	Purchasing Company securities on margin; or

•	Pledging the Company’s stock and/or borrowing against it in a margin account.

For purposes of the Policy, “Covered Persons” include any employee who has obtained material, non-public information, as well as the Company’s directors, executive officers (including named executive officers), vice presidents and employees working in the Company’s finance and accounting groups, and any other persons designated as Covered Persons by the Insider Trading Compliance Officer or the Board.

Clawback Policy

As part of the Company’s derivative litigation settlement, the Company adopted a formal clawback policy covering specified incentive compensation of officers (defined as only those individuals the Company has designated as subject to the reporting and liability provisions of Section 16 of the Exchange Act). This provision will be included in any new or amended employment agreements entered into with any existing or future officers of the Company on and after April 11, 2019. The clawback provision will provide that upon a termination for cause, an officer shall automatically forfeit:

1.

Any bonus to which the officer might otherwise have been entitled pursuant to the Company’s KPI plan related to the fiscal year prior to the fiscal year in which the termination date falls if the amount of such KPI bonus has been determined by the Board but not yet paid; and (ii) for the fiscal year in which the separation takes place.

2.	For the fiscal year in which the separation takes place, any SARs and unexercised options (whether vested or unvested) awarded pursuant to the Company’s 2012 Plan.

“Cause” means that the Company makes a good faith determination that the officer has: (1) violated any Company policy or procedure that causes material harm or risk to the Company including, but not limited to, sexual harassment, misappropriation, or fraud; (2) been convicted of a crime which is injurious to the Company’s operation or reputation; (3) engaged in a material breach of the officer’s employment agreement; (4) engaged in willful failure or willful inability to perform the officer’s duties under the officer’s employment agreement;

(5) engaged in any act or omission, which in any material way impairs the reputation, goodwill or business position of the Company; or (6) the officer is prohibited by order of a government agency or court from being employed by the Company or any Company affiliate in the role set forth in the officer’s employment agreement.

For purposes of subsections (3) and (4) of this definition, a termination will not be for “Cause” to the extent such conduct is curable, unless the Company shall have notified the officer in writing describing such conduct and prescribing conduct required to cure such conduct and the officer shall have failed to cure such conduct within thirty (30) business days after his or her receipt of such written notice. For purposes of this definition of Cause, no act or failure to act on the part of the officer shall be considered willful if it is done, or omitted to be done, by the officer in good faith and with a good-faith belief that the officer’s act or omission was in the best interests of the Company.

The company’s clawback policy also requires recoupment of excess compensation in the event earnings are subsequently restated.

Pay Versus Performance

In August 2022, the SEC released the final version of its pay versus performance disclosure rules as mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other official guidance issued thereunder, and which became effective starting with fiscal year ended December 31, 2022. The final rules were codified under Item 402(v) of Regulation S-K (along with other official guidance issued, “PvP disclosure rules”) and require the Company to provide the following tabular and narrative disclosures.

In accordance with the PvP disclosure rules, the below sets forth the following for the previous three years (i) the total compensation set forth in the Summary Compensation Table (“SCT”) for the individuals serving as the Company’s principal executive officer (“PEO”) and the non-PEO named executive officers (“NEOs”); (ii) the total and average “compensation actually paid” (“CAP”) by the Company to the PEO and the non-PEO NEOs as a group, respectively; (iii) the Company’s cumulative total shareholder return (“Cumulative TSR”); and (iv) the Company’s Net Income.

2023 Pay versus Performance Table

Year(a)(1)	SCT Total for PEO (Xykis)(b)	Compensation Actually Paid to PEO (Xykis)(c)(2)	SCT Total for PEO (Arnett)(b)	Compensation Actually Paid to PEO (Arnett)(c)(2)	SCT Total for PEO (Miller)(b)	Compensation Actually Paid to PEO (Miller)(c)(2)	Average SCT Total for Non- PEO NEOs(d)(3)	Average Compensation Actually Paid to Non- PEO NEOs(e)(2)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(f)(4)	Net Income (g) (thousands)
2023	$1,449,282	$1,343,079	—	—	—	—	$496,768	$487,073	$62	$26,306
2022	$702,951	$724,577	$695,192	$486,409	—	—	$295,907	$305,572	$91	$11,270
2021	—	—	$766,353	$600,397	$495,149	$495,149	$627,496	$592,272	$91	($48,472)

(1)

Mr. C. (Dino) Xykis served as Interim PEO during part of 2022 and as a non-PEO NEO during 2021. Mr. Lance M. Arnett served as PEO during part of 2021 and part of 2022. Mr. John P. Miller served as PEO during part of 2021. For 2022, Messrs. Xun (Kenneth) Li, Matthew Thomas, and Ms. Junhua Gu, served as non-PEO NEOs. For 2021, Messrs. Xykis and Kenneth J. Winemaster served as non-PEO NEOs.

(2)

Represents CAP for the PEOs and the average CAP for the non-PEO NEOs as a group, computed in accordance with the PvP disclosure rules. The dollar amounts do not reflect the amounts of compensation ultimately earned or realized by the PEOs or non-PEO NEOs during the covered years.

(3)	Amounts reflected in this column represent the average “Total” compensation from the SCT for the non-PEO NEOs as a group.
(4)

Amounts reflected in these columns represent the Company’s Cumulative TSR for each measurement period from December 31, 2020 through December 31, 2023. Dividends are assumed to be reinvested. The resulting amounts assume that $100 was invested on December 31, 2020 in the Company’s Common Stock.

CAP is determined by taking the “Total” column amount from the SCT for each covered fiscal year and adjusting as follows for the PEOs (Xykis for 2023; Xykis and Arnett for 2022; Arnett and Miller for 2021) and non-PEO NEOs (Li and Gu for 2023; Li, Thomas and Gu for 2022; Xykis and Winemaster for 2021):

Adjustments to Determine CAP for PEO (Xykis)
Covered Fiscal Year	2023	2022
SCT Total for PEO (Xykis)	$1,449,282	$702,951

Pension Adjustments(i)
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	—	—
Add pension value attributable to covered fiscal year’s “service cost”	—	—
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	—	—

Equity Adjustments(ii)
Subtract fair value (as of grant date) reported in the “Option/SAR Awards” column in the SCT for the covered fiscal year	($216,542)	($28,397)

Adjustments to Determine CAP for PEO (Xykis)
Covered Fiscal Year	2023	2022
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	$136,228	$46,780
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	—	$154
Add/Subtract the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that remain outstanding and unvested at the end of the covered fiscal year	($6,032)	$2,949
Add/Subtract the change in fair value from the prior year-end to vesting date for equity awards granted in prior fiscal years that vested during the covered fiscal year	($19,857)	$140
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during the covered fiscal year	—	—
Add incremental fair value (as of modification date) of equity awards modified during the covered fiscal year	—	—
Add dividends or other earnings paid on equity awards during the covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	—	—

TOTAL ADJUSTMENTS	($106,203)	$21,626

CAP	$1,343,079	$724,577

Adjustments to Determine CAP for PEO (Arnett)
Covered Fiscal Year	2022	2021
SCT Total for PEO (Arnett)	$695,192	$766,353

Pension Adjustments(i)
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	—	—
Add pension value attributable to covered fiscal year’s “service cost”	—	—
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	—	—

Equity Adjustments(ii)
Subtract fair value (as of grant date) reported in the “Option/SAR Awards” column in the SCT for the covered fiscal year	($2,677)	($307,508)
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	$2,606	$131,125
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	$668	—
Add/Subtract the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that remain outstanding and unvested at the end of the covered fiscal year	$6,283	($1,995)
Add/Subtract the change in fair value from the prior year-end to vesting date for equity awards granted in prior fiscal years that vested during the covered fiscal year	$3,437	$12,442
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during the covered fiscal year	($219,100)	—
Add incremental fair value (as of modification date) of equity awards modified during the covered fiscal year	—	—

Adjustments to Determine CAP for PEO (Arnett)
Covered Fiscal Year	2022	2021
Add dividends or other earnings paid on equity awards during the covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	—	—

TOTAL ADJUSTMENTS	($208,783)	($165,956)

CAP	$486,409	$600,397

Adjustments to Determine CAP for PEO (Miller)
Covered Fiscal Year	2021
SCT Total for PEO (Miller)	$495,149

Pension Adjustments(i)
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	—
Add pension value attributable to covered fiscal year’s “service cost”	—
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	—

Equity Adjustments(ii)
Subtract fair value (as of grant date) reported in the “Option/SAR Awards” column in the SCT for the covered fiscal year	—
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	—
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	—
Add/Subtract the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that remain outstanding and unvested at the end of the covered fiscal year	—
Add/Subtract the change in fair value from the prior year-end to vesting date for equity awards granted in prior fiscal years that vested during the covered fiscal year	—
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during the covered fiscal year
Add incremental fair value (as of modification date) of equity awards modified during the covered fiscal year	—
Add dividends or other earnings paid on equity awards during the covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	—

TOTAL ADJUSTMENTS	—

CAP	$495,149

Adjustments to Determine CAP for Non-PEO NEOs
Covered Fiscal Year	2023	2022	2021
Average SCT Total for Non-PEO NEOs	$496,768	$295,907	$627,496

Pension Adjustments(i)
Subtract “Change in Actuarial Present Value” reported in the SCT for the covered fiscal year	—	—	—
Add pension value attributable to covered fiscal year’s “service cost”	—	—	—

Adjustments to Determine CAP for Non-PEO NEOs
Covered Fiscal Year	2023	2022	2021
Add pension value attributable to the entire “prior service cost” of benefits granted (or credit for benefits reduced) in a plan amendment made in the covered fiscal year attributable to prior service periods	—	—	—

Equity Adjustments(ii)
Subtract fair value (as of grant date) reported in the “Option/SAR Awards” column in the SCT for the covered fiscal year	—	($15,069)	($54,810)
Add fair value (as of end of year) of equity awards granted during the covered fiscal year that remain unvested as of year end	—	$24,734	($19,586)
Add fair value (as of vesting date) of equity awards granted during the covered fiscal year that vest during the covered year	—	—	—
Add/Subtract the change in fair value from the prior year-end to the covered fiscal year-end for equity awards granted in prior fiscal years that remain outstanding and unvested at the end of the covered fiscal year	($9662)		—
Add/Subtract the change in fair value from the prior year-end to vesting date for equity awards granted in prior fiscal years that vested during the covered fiscal year	($33)	—	—
Subtract fair value (as of end of prior year) for equity awards granted in prior fiscal years that were forfeited during the covered fiscal year	—	—	—
Add incremental fair value (as of modification date) of equity awards modified during the covered fiscal year	—	—	—
Add dividends or other earnings paid on equity awards during the covered fiscal year prior to vesting date of award that are not otherwise included in the total compensation for the covered fiscal year	—	—	—

TOTAL ADJUSTMENTS	($9,695)	$9,665	($35,224)

CAP	$487,073	$305,572	$592,272

(i)	We do not sponsor or maintain any defined benefit pension plans and therefore no adjustments were made related to pension value.
(ii)

The fair value or incremental fair value of all incentive equity awards is determined in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation,” generally using the same assumptions used in determining the grant date fair value of the Company’s equity awards reflected in the “Summary Compensation Table”; provided, in order to properly value the SAR awards using the Black-Scholes model the Company uses for such grant date fair value, the Company made appropriate adjustments to the grant date assumptions to reflect changes in the historical and implied stock price volatility, expected life (including adjustments for the time that lapsed between grant date and valuation date), dividend yield and risk-free interest rates as of each measurement date.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s Common Stock as of May 31, 2024, by:

•	each person who is known to us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	each named executive officer and each director; and

•	all of the Company’s executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial ownership of Common Stock is based on 22,975,739 shares of Common Stock issued and outstanding as of May 31, 2024.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to the Company’s knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	Percent of Outstanding Common Stock
Directors:
Hong He	23,750	*
Kui Jiang(2)	—	—
Kenneth W. Landini	54,000	*
Frank P. Simpkins	35,000	*
Fuzhang Yu	—	—
Gengsheng Zhang	—	—
Jiwen Zhang	—	—
Executive Officers:
C. Dino Xykis(3)	25,339	*
Xun (Kenneth) Li(4)	833	*
Junhua Gu	—	—
All executive officers and directors as a group (11 individuals)(5)	138,922	*
Parties owning beneficially more than 5% of the outstanding shares:
Kenneth J. Winemaster(6)	2,211,274	9.6%
Neil Gagnon(7)	2,483,826	10.8%
Gary S. Winemaster(8)	3,318,279	14.5%
Weichai(9)	11,749,759	51.2%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each individual is 201 Mittel Drive, Wood Dale, Illinois 60191.
(2)	Mr. Jiang was appointed to the Board during May 2024.
(3)

A stock appreciation right (“SAR”) granted under an equity compensation plan of the Company in respect of one or more shares of Common Stock generally entitles the holder thereof the right to receive, either in cash or Common Stock, as determined by the Compensation Committee in its discretion, an amount per share of Common Stock equal to the excess, if any, of (i) the fair market value of a share of Common Stock on the date the SAR is exercised, over (ii) the grant price of the SAR. As of May 15, 2024, upon exercising 20,000 SARs that vested on July 15, 2023, Mr. Xykis received 6,505 shares of Common Stock, following withholding for tax purposes.

(4)

As of May 31, 2024, the fair market value of a share of Common Stock was more than the grant price of 7,500 SARs vested on September 2, 2023 with a subscription price of $2.00, which would result in the issuance of 833 shares of Common Stock if exercised on May 31, 2024.

(5)	Includes all current officers and directors, including Randall Lehner.
(6)

According to the Form 4 filed with the SEC on May 16, 2019, Kenneth J. Winemaster beneficially owned 2,211,274 shares of Common Stock directly. Mr. Winemaster served as the Company’s Executive Vice President until January 1, 2022. Open market purchases or sales, if any, by Mr. Winemaster of Common Stock since the date that he ceased serving as the Company’s Executive Vice President are not known by the Company or reported in the table. The business address of Mr. Winemaster is unknown.

(7)

According to the Schedule 13G/A filed with the SEC on February 13, 2024, Neil Gagnon is the beneficial owner with respect to 2,483,826 shares of Common Stock, with sole voting power to 263,131 shares of Common Stock and sole dispositive power with respect to 263,131 shares of Common Stock. In addition, Mr. Gagnon has shared voting power over 2,180,622 shares of Common Stock and shared dispositive power over 2,220,695 shares of Common Stock. The business address of Mr. Gagnon is 1370 Ave. of the Americas, 24th Floor, New York, NY 10019.

(8)

According to the Schedule 13D/A filed with the SEC on August 7, 2023, Gary Winemaster is the beneficial owner with respect to 3,318,279 shares of Common Stock directly, which includes 676 shares of Common Stock owned by his spouse, with sole voting power to 3,317,603 shares of Common Stock and sole dispositive power with respect to 3,317,603 shares of Common Stock. In addition, Mr. Winemaster has shared voting power over 676 shares of Common Stock and shared dispositive power over 676 shares of Common Stock. The business address of Mr. Winemaster is unknown.

(9)

According to the Schedule 13D/A filed with the SEC on April 23, 2019, Weichai America Corp. holds shared voting power with respect to 11,749,759 shares of Common Stock and shared dispositive power with respect to 11,749,759 shares of Common Stock with Weichai Power and Shandong Heavy Industry Group Co., Ltd. The business address of Weichai America Corp. is 3100 Golf Road, Rolling Meadows, IL 60008.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP to continue in its capacity as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and the Board has directed that management submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, LLP audited PSI’s financial statements for the years ended December 31, 2022 and 2023.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of BDO USA, LLP. Broker non-votes, if any, will have no impact on this proposal; however, because this is a routine proposal and your broker, bank or other nominee will have discretion to vote your shares on this routine matter, we do not expect any broker non-votes on this proposal. Abstentions will have the same effect as a vote “AGAINST” for this proposal.

Representatives of BDO USA, LLP are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF PSI’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, the Company is seeking the advisory, non-binding approval by stockholders of the Company’s executive compensation program and practices as disclosed in this proxy statement. The Company most recently received advisory approval of the Company’s executive compensation program at the annual meeting of stockholders in 2023. While this vote is advisory, and not binding on the Board, it will provide information to the Board and Compensation Committee regarding investor sentiment about the Company’s executive compensation programs and practices, which the Compensation Committee will carefully review when evaluating the Company’s executive compensation program.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2024 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2023 Summary Compensation Table and the other related tables and disclosures.”

The Company urges PSI’s stockholders to read “Executive Compensation” above, which presents detailed information on the compensation of the Company’s named executive officers.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting is required for approval of this advisory resolution. Abstentions will have the same effect as a vote “AGAINST” and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF PSI’S NAMED EXECUTIVE OFFICERS.

AUDIT-RELATED MATTERS

Independent Registered Public Accounting Firm Fees

The following table shows the fees for professional services rendered to us by BDO USA, LLP for services in respect of the years ended December 31, 2023 and 2022.

	2023	2022
Audit Fees(1)	$1,309,528	$1,617,024
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$1,309,528	$1,617,024

(1)

Audit Fees: Audit fees for the fiscal years 2023 and 2022 include the aggregate fees incurred for the audit of the Company’s annual consolidated financial statements and to review interim quarterly consolidated financial information.

(2)	Audit-Related Fees: The Company did not engage BDO USA, LLP for any audit-related services during the 2023 and 2022 fiscal years.
(3)	Tax Fees: The Company did not engage BDO USA, LLP for any tax services during the 2023 and 2022 fiscal years.
(4)	All Other Fees: The Company did not engage BDO USA, LLP for any other services during the 2023 and 2022 fiscal years.

In accordance with its charter, the Audit Committee approved in advance all audit services provided by the Company’s independent registered public accounting firm for fiscal year 2023.

Pre-Approval Policy and Procedures

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services provided by the Company’s independent registered public accounting firm.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements for the year ended December 31, 2023. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Respectfully submitted,

AUDIT COMMITTEE
Frank P. Simpkins, Chair
Kenneth W. Landini
Hong He

The material in this report of the Audit Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RELATED PERSON POLICY AND TRANSACTIONS

Related Person Transactions Policy and Procedures

In the ordinary course of the Company’s business, the Company may from time to time enter into transactions with its directors, officers and 5% or greater stockholders. The Audit Committee is responsible for approving related person transactions, as defined in applicable rules promulgated by the SEC. The Audit Committee operates under a written charter pursuant to which all related person transactions are reviewed for potential conflicts of interest situations. Such transactions must be approved by the Audit Committee prior to consummation.

Related Person Transactions

Other than as described below, during the years ended December 31, 2023 and 2022, the Company did not enter into any related person transactions.

Weichai

In March 2017, the Company and Weichai executed a share purchase agreement (the “SPA”) with Weichai. Under the terms of the SPA, Weichai invested $60.0 million in the Company (the “Weichai Transaction”) by purchasing a combination of newly issued common and preferred stock as well as a stock purchase warrant, which significantly strengthened the Company’s financial condition and contributed to the subsequent extinguishment of a $60.0 million term loan.

The stock purchase warrant issued to Weichai (the “Weichai Warrant”) was exercisable for any number of additional shares of Common Stock such that Weichai, upon exercise, would hold 51% of Common Stock then outstanding on a fully dilutive basis, on terms and subject to adjustments as provided in the SPA. On April 23, 2019, Weichai exercised the Weichai Warrant and increased its ownership to 51.5% of the outstanding Common Stock, as of such date. With the exercise of the Weichai Warrant in April 2019, Weichai owns a majority of the outstanding shares of the Common Stock. As a result, Weichai is able to exercise control over matters requiring stockholders’ approval, including the election of the directors, amendment of the Company’s charter and approval of significant corporate transactions.

Weichai also entered into an Investor Rights Agreement (the “Rights Agreement”) with the Company upon execution of the SPA. The Rights Agreement provides Weichai with representation on the Company’s Board and management representation rights. According to the Rights Agreement, once Weichai exercised the Weichai Warrant and became the majority owner of the Company’s outstanding shares of Common Stock calculated on a fully diluted as-converted basis (excluding certain excepted issuances), the Company became required to appoint to the Board an additional individual designated by Weichai or such additional numbers of individuals so that Weichai designees constitute the majority of the directors serving on the Board. As of the date of this filing, Weichai has four representatives on the Board, which constitutes the majority of the directors serving on the Board.

The Company and Weichai executed a strategic Collaboration Agreement on March 20, 2017, as amended by the First Amendment to Strategic Collaboration Agreement, dated March 26, 2020 and the Second Amendment to Strategic Collaboration Agreement, dated March 22, 2023 (collectively, the “Collaboration Agreement”) in order to achieve their respective strategic objectives and enhance the strategic cooperation alliance to share experiences, expertise and resources. Among other things, the Collaboration Agreement established a joint steering committee, permitted Weichai to second a limited number of certain technical, marketing, sales, procurement and finance personnel to work at the Company and established several collaborations, related to stationary natural-gas applications and Weichai diesel engines. The Collaboration Agreement expires on March 20, 2026.

The Company is party to an uncommitted revolving credit agreement with Standard Chartered Bank dated March 26, 2021, as amended on March 26, 2021, March 25, 2022, March 23, 2023, and March 22, 2024 (the “Fourth Amended and Restated Uncommitted Revolving Credit Agreement”).

On December 28, 2020, the Company entered into a shareholder’s loan agreement with Weichai America, as amended on March 26, 2021, March 25, 2022 and March 24, 2023 (the “Amended First Shareholder’s Loan Agreement”). The Amended First Shareholder’s Loan Agreement provided the Company with a $130.0 million secured loan facility that expired on March 22, 2024. PSI had no borrowings under the Amended First Shareholder’s Loan Agreement.

On July 14, 2021, the Company entered into an additional Shareholder’s Loan Agreement with Weichai America, as amended on March 25, 2022, May 15, 2023, and May 20, 2024 (the “$25 Million Third Amended and Restated Shareholder’s Loan Agreement”). The $25 Million Third Amended and Restated Shareholder’s Loan Agreement provides the Company with a $25.0 million uncommitted facility that expires on May 20, 2025. Borrowings under the $25 Million Third Amended and Restated Shareholder’s Loan Agreement incur interest at the applicable Secured Overnight Financing Rate (“SOFR”) plus 4.05% per annum. Further, if the applicable term SOFR is negative, the interest rate per annum shall be deemed as 4.05% per annum.

On December 10, 2021, the Company entered into an additional Shareholder’s Loan Agreement with Weichai America, as amended on November 29, 2022 and November 29, 2023, (the “$50 Million Second Amended and Restated Shareholder’s Loan Agreement”). The $50 Million Second Amended and Restated Shareholder’s Loan Agreement provides the Company with a $50.0 million uncommitted facility that expires on November 30, 2024. Borrowings under the $50 Million Second Amended and Restated Shareholder’s Loan Agreement bear interest at SOFR plus 4.05% per annum and can be used for general corporate purposes, except for certain legal expenditures.

On April 20, 2022, the Company entered into an additional shareholder’s loan agreement with Weichai America, as amended March 24, 2023 and March 22, 2024 (the “$30 Million Second Amended and Restated Shareholder’s Loan Agreement” together with the Amended First Shareholder’s Loan Agreement, the $25 Million Second Amended and Restated Shareholder’s Loan Agreement and the $50 Million Second Amended and Restated Shareholder’s Loan Agreement, will be referred to as the “Shareholder’s Loan Agreements”). The $30 Million Second Amended and Restated Shareholder’s Loan Agreement provides the Company with access to up to $30 million of credit, which matures on March 31, 2025. Borrowings under the $30 Million Second Amended and Restated Shareholder’s Loan Agreement will incur interest at bear interest at an annual rate equal to SOFR plus 4.05% per annum. Further, if the applicable term SOFR is negative, the interest rate per annum shall be deemed as 4.05% per annum. If the interest rate for any Shareholder Loan Agreement is lower than Weichai America’s borrowing cost, the interest rate for such loan shall be equal to Weichai America’s borrowing cost plus 1.0%.

The Shareholder’s Loan Agreements are subject to customary events of default and covenants. The Company has covenanted to secure any amounts borrowed under the Shareholder’s Loan Agreements upon payment in full of all amounts outstanding under the Fourth Amended and Restated Uncommitted Revolving Credit Agreement. The Shareholder Loan Agreements are subordinated to the Fourth Amended and Restated Uncommitted Revolving Credit Agreement in all respects and any borrowing requests are subject to Weichai America’s discretionary approval.

As of December 31, 2023, PSI had no borrowings under the Amended First Shareholder’s Loan Agreement, $25 million of borrowings under the $25 Million Second Amended and Restated Shareholder’s Loan Agreement, $50 million of borrowings under the $50 Million Second Amended and Restated Shareholder’s Loan Agreement, and $19.8 million of borrowings under the $30 Million Second Amended and Restated Shareholder’s Loan Agreement.

In January 2022, PSI and Société Internationale des Moteurs Baudouin (“Baudouin”), a France-based marine engine manufacturing subsidiary of Weichai Power, entered into an international distribution and sales agreement which enables Baudouin to bring PSI’s power systems line of products into the European, Middle Eastern, and African markets, which resulted in $0.7 million of sales in 2023. In addition to sales, Baudouin will manage service, support, warranty claims, and technical requests.

OTHER MATTERS

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or the Company. Direct your written request to our CFO at 201 Mittel Drive, Wood Dale, Illinois 60191. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Electronic Access to Proxy Statement and Annual Report

This Proxy Statement and the Annual Report are available on www.proxyvote.com. Instead of receiving paper copies of the Annual Report and Proxy Statement in the mail, stockholders can elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save the Company the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Stockholders of Record. Stockholders of record can choose to receive materials electronically by following the instructions provided if voting over the Internet or by telephone.

If you choose to receive future proxy statements and annual reports over the Internet, you will receive an e-mail next year with instructions containing the Internet address of those materials and the electronic link to the proxy voting site. The election will remain in effect until you write or call the Company’s Investor Relations Department and inform the Company otherwise.

Beneficial Owners. If you hold your shares in a brokerage account, you may also have the ability to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials sent to you by your bank, broker or other holder of record regarding the availability of electronic delivery.

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

PSI POWER SOLUTIONS INTERNATIONAL, INC. 201 MITTEL DRIVE WOOD DALE, IL 60191 ATTN: KEN JENKE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 24, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PSIX2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 24, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V52283-P13951 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY POWER SOLUTIONS INTERNATIONAL, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. Jiwen Zhang 1b. Kui Jiang 1c. Frank P. Simpkins 1d. Kenneth W. Landini 1e. Hong He 1f. Gengsheng Zhang 1g. Fuzhang Yu The Board of Directors recommends you vote FOR the following proposals: 2. Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain 3. To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V52284-P13951 POWER SOLUTIONS INTERNATIONAL, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JULY 25, 2024 The stockholder(s) hereby appoint(s) Ken Jenke and Randall Lehner, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Power Solutions International, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Time on Thursday, July 25, 2024, at the www.virtualshareholdermeeting.com/PSIX2024, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side